Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in this Registration Statement of Directview Holdings, Inc. and Subsidiaries on Form S-1, of our report dated April 12, 2019 with respect to our audit of the consolidated financial statements of Directview Holdings, Inc. and Subsidiaries, Inc. as of December 31, 2018 and 2017, and for years then ended, which report is included in this Registration Statement.

/s/ Assurance Dimensions
Certified Public Accountants

Coconut Creek, Florida

May 29, 2019